UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JMP GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware	47-1632931
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
6.875% Senior Notes due 2029	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.     ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: __________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.         Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A is being filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of the 6.875% Senior Notes due 2029 (the “Notes”) of JMP Group LLC (the “Registrant”) from the New York Stock Exchange to The Nasdaq Global Market. The transfer of the listing of the Notes is expected to occur effective at the opening of trading on January 2, 2020.

The description of the Notes included in the Registrant’s Registration Statement on Form 8-A, filed with the SEC on September 26, 2019 (File No. 001-36802), and any amendment or report subsequently filed for the purpose of updating such description, is hereby incorporated herein by reference.

Item 2.         Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JMP GROUP LLC

Date: December 31, 2019	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Officer